EXHIBIT 99.1

Issuer Direct Reports Fourth Quarter and Full Year 2022 Results – Record Fourth Quarter Revenue of $7.1 million, an increase of 25% from Q4 2021

RALEIGH, NC / ACCESSWIRE / March 2, 2023 / Issuer Direct Corporation (NYSE American: ISDR) (the "Company"), an industry-leading communications and compliance company, today reported its operating results for the three months and full year ended December 31, 2022.

"The highlight of the fourth quarter was our November acquisition of iNewswire,com LLC (“Newswire”), which helped lead to our 25% year-over-year increase in revenue to a record $7.1 million in the quarter. Newswire is a leading communications technology company and provider of news distribution, media databases, monitoring, and newsrooms. As previously announced, this acquisition strengthens our press release business, almost doubling our newswire revenues and customer counts. It also reinforces our strategic focus of scaling our Communications business through acquisition as we continue to execute our capital allocation strategy, " said Brian R. Balbirnie, Issuer Direct’s Chief Executive Officer.

“Specifically looking at our top line revenue for the quarter, we benefited from having two months of revenue from Newswire, which resulted in our press release revenue increasing 65% over the prior year. We look forward to realizing a full year of revenue contribution in fiscal 2023 due to the acquisition, as we focus on optimizing and integrating Newswire’s ecommerce offerings into our platform.”

“Looking at the bottom-line key profit metrics, we had some one-time transaction costs and integration expenses. We expected this and believed doing the integration right was extremely important to the overall business, with a long-term view of building enterprise value. It was important for us to spend the first two months focused on our team and integration so that we could realize synergies as quickly as possible in 2023. This was a conscious effort, the benefit of which is not reflected in the fourth quarter bottom line numbers, but we believe will be reflected in full year 2023 results. Additionally, at the end of fiscal 2022, and into the first quarter, we’ve been working on refinancing the one-year promissory note we utilized to finance the Newswire acquisition. Completing the integration and debt refinancing will be an important milestone which should positively impact our bottom line, restructure our balance sheet and restore appropriate liquidity.”

Balbirnie concluded, “Looking ahead, we are focused on completing the Newswire integration and managing our cost structure, while continuing to invest in growth. To accomplish this, it is imperative we continue to innovate our platform offerings and bring key technologies to our customers that will allow them to curate, distribute, engage and analyze their stories in the most effective ways possible.”

Fourth Quarter 2022 Highlights:

•	Revenue - Total revenue was $7,139,000, a 25% increase from $5,718,000 in Q4 2021 and a 35% increase from $5,280,000 in Q3 2022. Communications revenue increased 51% from Q4 2021 and 59% from Q3 2022, primarily due to revenue generated by Newswire, which was acquired on November 1, 2022. All Newswire revenue is reported as Communications revenue. Q4 2022 revenue was also favorably impacted by the timing of events from our webcasting and events business being pushed from Q3 2022 to Q4 2022. Communications revenue was 78% of total revenue for Q4 2022, compared to 64% for Q4 2021 and 66% for Q3 2022. Revenue from our Compliance business decreased 22% from Q4 2021 and 12% from Q3 2022. The decrease in Compliance revenue from Q4 2021 and Q3 2022 is primarily related to decreases in revenue from our transfer agent business due to a decrease in market activity and corporate actions and directives, a decrease in our print and proxy fulfillment services due to large one-time projects which occurred in the prior periods and a decrease in revenue from our disclosure reporting services related to customer attrition. Revenue from our legacy ARS services also decreased compared to the same quarter of the prior year due to customer attrition.

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Gross Margin - Gross margin for Q4 2022 was $5,263,000, or 74% of revenue, compared to $4,199,000, or 73% of revenue, during Q4 2021 and $4,068,000, or 77%, in Q3 2022. Communications gross margin was 74%, a decrease of 3% from both Q4 2021 and Q3 2022.

•

Operating Income - Operating income was $44,000 for Q4 2022, as compared to income of $698,000 during Q4 2021. The decrease in operating income is primarily due to an increase in amortization expense attributed to intangible assets related to the Newswire acquisition and bad debt expense. Additionally, we had increases in stock compensation expense, employee-related costs and system enhancements, all of which are expenses associated with our continued investments for future growth.

•	Net Income (Loss) - On a GAAP basis, net loss was $109,000, or $(0.03) per diluted share during Q4 2022, compared to net income of $616,000, or $0.16 per diluted share during Q4 2021.
•

Operating Cash Flows - Cash flows from operations for Q4 2022 were $994,000 compared to $1,412,000 in Q4 2021. Operating cashflow for Q4 2022 was negatively impacted by a payment of $500,000 for representation and warranty insurance associated with the Newswire acquisition as well as $325,000 of payments related to Newswire opening balance sheet costs that were not re-couped until Q1 2023.

•

Non-GAAP Measures – Q4 2022 EBITDA was $589,000, or 8% of revenue, compared to $987,000 or 17% of revenue, during Q4 2021. Adjusted EBITDA was $1,015,000, or 14% of revenue, for Q4 2022 compared to $1,336,000, or 23%, for Q4 2021. Non-GAAP net income for Q4 2022 was $665,000, or $0.18 per diluted share, compared to $894,000, or $0.23 per diluted share, during Q4 2021. Adjusted free-cashflow was $1,999,000 for Q4 2022 compared to $1,530,000 for Q4 2021.

Full Year 2022 Highlights:

•

Revenue - Total revenue was $23,514,000, a 7% increase from $21,883,000 in 2021. Communications revenue increased 15% partially related to the acquisition of Newswire, which is all included in Communications revenues, as well as an 11% increase in revenue from our ACCESSWIRE newswire brand, due to an increase in average price per release. We also generated increased revenue from licenses of our investor relations websites and data feeds. These increases were partially offset by a decrease in events and webcasting revenue due to less demand for virtual products as conferences and meetings began to move back to in-person events during the year. Communications revenue was 69% of total revenue compared to 64% in 2021. Revenue from our Compliance business decreased 5% in 2022 compared to 2021. The decrease was primarily related to decreases in revenue from our transfer agent business due to a decrease in market activity and corporate actions and directives, and a decrease in revenue from disclosure reporting and legacy ARS services due to customer attrition. These decreases were partially offset by an increase in revenue from our print and proxy fulfillment services due to larger transactions and an increase in projects during the year.

•

Gross Margin - Gross margin was $17,830,000, or 76% of revenue, compared to $16,135,000, or 74% of revenue in 2021. Communications gross margin was 77% up 1% from 2021. This increase is related to an increase in revenue from our high margin ACCESSWIRE and Newswire businesses as a percentage of revenue.

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Operating Income - Operating income was $2,669,000 compared to $3,743,000 in 2021. The decrease in operating income despite the increase in revenue and gross margin is primarily related to an increase in amortization expense attributed to intangible assets related to the Newswire acquisition. Additionally we experienced an increase in bad debt expense as well as stock compensation expense, employee-related costs, recruiting fees, and other sales and marketing expenses associated with our continued investments for future growth.

•

Net Income - On a GAAP basis, net income was $1,934,000, or $0.52 per diluted share compared to $3,291,000, or $0.86 per diluted share in 2021. Net income and diluted earnings per share for 2021 include a benefit of $366,000 related to filing for the Employee Retention Credits under the CARES Act.

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Operating Cash Flows - Cash flows from operations for 2022 were $4,019,000 compared to $4,731,000 in 2021. Operating cashflow during 2022 was negatively impacted by a payment of $500,000 for representation and warranty insurance associated with the Newswire acquisition as well as $325,000 of payments related to Newswire opening balance sheet costs that were not re-couped until Q1 2023.

•

Non-GAAP Measures – EBITDA for the full year 2022 was $3,702,000, or 16% of revenue, compared to $5,252,000, or 24% of revenue in 2021. EBITDA for 2021 includes a benefit of $366,000 related to filing for the Employee Retention Credits under the CARES Act. Adjusted EBITDA for the full year of 2022 was $4,867,000 or 21% of revenue compared to $5,467,000 or 25% of revenue during 2021. Non-GAAP net income was $3,548,000, or $0.95 per diluted share, compared to $3,671,000, or $0.96 per diluted share, in 2021. Adjusted free-cashflow was $5,122,000 for 2022 compared to $4,732,000 for 2021.

•	Stock Repurchase Plan – The Company completed its previously announced stock repurchase plan by repurchasing 207,964 shares of its common stock for $5,000,000 during the year.

Key Performance Indicators:

•	During the quarter, the Company worked with 4,691 customers, compared to 3,667 during the same period last year. The Q4 2022 number includes 1,196 customers from Newswire for the months of November and December.
•	During the quarter, the Company had 1,002 active customers subscribing to our products, compared to 922 customers during the same period last year. The Company defines a subscription as any customer who enters into a contract for a minimum of one year for one or more products.

Non-GAAP Information

Certain Non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company excludes certain items, such as amortization of intangible assets, stock-based compensation, tax impact of adjustments, other unusual items and discrete items impacting income tax expense. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such Non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the Non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These Non-GAAP financial measures may differ materially from the Non-GAAP financial measures used by other companies.

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RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

($ in ‘000’s, except per share amounts)

CALCULATION OF EBITDA & ADJUSTED EBITDA

	Three Months Ended December 31,
	2022	2021
	Amount	Amount

Net income (loss):	$(109)	$616
Adjustments:
Depreciation and amortization	545	289
Interest expense (income)	110	(1)
Income tax expense	43	83
EBITDA:	589	987
Acquisition and/or integration expenses (1)	173	248
Other non-recurring expenses (2)	49	—
Stock-based compensation expense	204	101
Adjusted EBITDA:	$1,015	$1,336

	Year Ended December 31,
	2022	2021
	Amount	Amount

Net income:	$1,934	$3,291
Adjustments:
Depreciation and amortization	1,033	1,143
Interest expense (income)	11	(3)
Income tax expense	724	821
EBITDA:	3,702	5,252
Acquisition and/or integration expenses (1)	263	248
Other non-recurring expenses (2)	139	(366)
Stock-based compensation expense	763	333
Adjusted EBITDA:	$4,867	$5,467

(1)	This adjustment gives effect to one-time corporate projects, including acquisition and integration expenses, incurred during the periods.
(2)

For the three months ended December 31, 2022, this adjustment is for termination benefits paid during the period. For the full year ended December 31, 2022, this amount also includes $90,000 executive recruiting fee incurred during the period. For the full year of December 31, 2021, this adjustment gives effect to the benefit of $366,000, associated with employee retention credits related to the CARES Act.

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CALCULATION OF NON-GAAP NET INCOME

	Three Months Ended December 31,
	2022		2021
	Amount	Per diluted share	Amount	Per diluted share

Net income (loss):	$(109)	$(0.03)	$616	$0.16
Adjustments:
Amortization of intangible assets (1)	492	0.13	110	0.03
Stock-based compensation (2)	204	0.06	101	0.03
Other unusual items (3)	222	0.06	248	0.06
Tax impact of adjustments (4)	(193)	(0.05)	(96)	(0.03)
Impact of discrete items impacting income tax expense (5)	49	0.01	(85)	(0.02)
Non-GAAP net income:	$665	$0.18	$894	$0.23

	Year Ended December 31,
	2022		2021
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$1,934	$0.52	$3,291	$0.86
Adjustments:
Amortization of intangible assets (1)	816	0.22	459	0.12
Stock-based compensation (2)	763	0.20	333	0.09
Other unusual items (3)	402	0.11	(118)	(0.03)
Tax impact of adjustments (4)	(416)	(0.11)	(142)	(0.04)
Impact of discrete items impacting income tax expense (5)	49	0.01	(152)	(0.04)
Non-GAAP net income:	$3,548	$0.95	$3,671	$0.96

1)	The adjustments represent the amortization of intangible assets related to acquired assets and companies.
2)

The adjustments represent stock-based compensation expense related to awards of stock options, restricted stock units or common stock in exchange for services. Although the Company expects to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.

3)

For the three months ended December 31, 2022, this adjustment gives effect to one-time corporate projects, including acquisition and integration expenses of $173,000 and termination benefits paid of $49,000. For the year ended December 31, 2022, this adjustment gives effect to a one-time executive recruiting fee of $90,000, acquisition and integration expenses of $263,000, and termination benefits paid of $49,000. For the three months ended December 31, 2021, this adjustment gives effect to one-time corporate projects, including acquisition and integration related expenses, incurred during the period. For the year ended December 31, 2021, this adjustment gives effect to the benefit of $366,000, associated with employee retention credits related to the CARES Act, partially offset by one-time corporate projects, including merger and acquisition expenses incurred during the period.

4)	This adjustment gives effect to the tax impact of all non-GAAP adjustments at the current Federal rate of 21%.
5)

This adjustment eliminates discrete items impacting income tax expense. In 2022, discrete items relate to a return to provision adjustment as well as additional tax expense resulting from stock-based compensation recorded in income tax for the period. In 2021, the discrete items relate a return to provision adjustment arising from a SEC 986 loss from previously taxed earnings, profits resulting from the liquidation of a foreign subsidiary, and an excess stock-based compensation benefit recognized in income tax during the period.

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CALCULATION OF FREE CASH FLOW AND ADJUSTED FREE CASH FLOW

	Three Months Ended December 31,
	2022	2021
	Amount	Amount

Net cash provided by operating activities	$994	$1,412
Payments for purchase of fixed assets and capitalized software	(14)	(13)
Free cash flow	980	1,399
Cash paid for acquisition and/or integration items(1)	970	101
Cash paid for other unusual items(2)	49	30
Adjusted free cash flow	$1,999	$1,530

	Year Ended December 31,
	2022	2021
	Amount	Amount

Net cash provided by operating activities	$4,019	$4,731
Payments for purchase of fixed assets and capitalized software	(66)	(277)
Free cash flow	3,953	4,454
Cash paid for acquisition and/or integration items(1)	1,060	248
Cash paid for other unusual items(2)	109	30
Adjusted free cash flow	$5,122	$4,732

1)

For the three months and full year ended December 31, 2022, this adjustment relates to payments for representation and warranty insurance of $500,000 and $325,000 related to Newswire opening balance sheet costs that were not recouped until Q1 2023. Additionally, these numbers include payments for one-time corporate projects, including acquisition and integration expenses of $145,000 and $235,000, during the three months and full year ended December 31, 2022, respectively. For the three months and full year ended December 31, 2021, this adjustment gives effect to one-time corporate projects, including acquisition and integration related expenses, incurred during the period.

2)

For the three months and full year ended December 31, 2022, this adjustment relates to $49,000 of termination benefits paid during the period. Additionally, for the full year ended December 31, 2022, this adjustment includes $60,000 paid for executive recruiting expenses. For the three months and full year ended December 31, 2021, this amount represents executive recruiting expenses paid during the period.

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Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date:	March 2, 2023
Time:	4:30 p.m. eastern time
Toll & Toll Free:	888-506-0062 | 973-528-0011
Access Code:	217260
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1/47738

Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event.

Toll & Toll Free:	877-481-4010 | 919-882-2331
Passcode:	47738
Webcast Replay & Transcript	http://www.issuerdirect.com/earnings-calls-and-scripts/

About Issuer Direct Corporation

Issuer Direct ® is a leading communications and compliance company, providing solutions for both Public Relations and Investor Relations Professionals. Our comprehensive solutions are used by thousands of customers from emerging startups to multi-billion dollar global brands, ensuring their most important moments are reaching the right audiences, via our industry leading newswire, IR website solutions, events technology, and compliance solutions. For more information, please visit www.issuerdirect.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs, such as "will," "should," "would," "may," and "could," are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons including the impact of the coronavirus pandemic. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2022, including but not limited to the discussion under "Risk Factors" therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

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For Further Information:

Issuer Direct Corporation

Brian R. Balbirnie

(919)-481-4000

brian.balbirnie@issuerdirect.com

Hayden IR

Brett Maas

(646)-536-7331

brett@haydenir.com

Hayden IR

James Carbonara

(646)-755-7412

james@haydenir.com

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ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	As of December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$4,832	$23,852
Accounts receivable (net of allowance for doubtful accounts of $745 and $675, respectively)	2,978	3,291
Income tax receivable	51	—
Other current assets	1,559	750
Total current assets	9,420	27,893
Capitalized software (net of accumulated amortization of $3,364 and $3,301, respectively)	138	201
Fixed assets (net of accumulated depreciation of $610 and $456, respectively)	625	713
Right-of-use asset – leases (See Note 9)	1,277	1,533
Other long-term assets	136	94
Goodwill	22,498	6,376
Intangible assets (net of accumulated amortization of $6,821 and $6,005, respectively)	32,231	2,447
Total assets	$66,325	$39,257

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,374	$695
Accrued expenses	2,255	1,975
Income taxes payable	157	46
Note payable	22,000	—
Deferred revenue	5,405	3,086
Total current liabilities	31,191	5,802
Deferred income tax liability	572	176
Lease liabilities – long-term (See Note 9)	1,339	1,659
Total liabilities	33,102	7,637

Stockholders' equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding as of December 31, 2022 and 2021, respectively.	—	—
Common stock $0.001 par value, 20,000,000 shares authorized, 3,791,020 and 3,793,538 shares issued and outstanding as of December 31, 2022 and 2021, respectively.	4	4
Additional paid-in capital	22,147	22,401
Other accumulated comprehensive loss	(96)	(19)
Retained earnings	11,168	9,234
Total stockholders' equity	33,223	31,620
Total liabilities and stockholders’ equity	$66,325	$39,257

The accompanying notes are an integral part of these consolidated financial statements.

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ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	For the Three Months Ended		For the Year Ended
	December 31,	December 31,	December 31,	December 31,
	2022	2021	2022	2021
	(unaudited)	(unaudited)
Revenues	$7,139	$5,718	$23,514	$21,883
Cost of revenues	1,876	1,519	5,684	5,748
Gross profit	5,263	4,199	17,830	16,135
Operating costs and expenses:
General and administrative	2,060	1,663	6,963	5,821
Sales and marketing expenses	2,056	1,399	5,922	4,893
Product development	572	293	1,306	1,075
Depreciation and amortization	531	146	970	603
Total operating costs and expenses	5,219	3,501	15,161	12,392
Operating income	44	698	2,669	3,743
Interest (expense) income, net	(110)	1	(11)	3
Other income	—	—	—	366
Income before taxes	(66)	699	2,658	4,112
Income tax expense	43	83	724	821
Net income (loss)	$(109)	$616	$1,934	$3,291
Income per share – basic	$(0.03)	$0.16	$0.52	$0.87
Income per share – fully diluted	$(0.03)	$0.16	$0.52	$0.86
Weighted average number of common shares outstanding – basic	3,730	3,792	3,720	3,780
Weighted average number of common shares outstanding – fully diluted	3,748	3,828	3,740	3,820

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ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except share and per share amounts)

	Years Ended December 31,
	2022	2021
Cash flows from operating activities
Net income	$1,934	$3,291
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	406	257
Depreciation and amortization	1,033	1,143
Deferred income taxes	(278)	(106)
Stock-based compensation expense	763	333
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(9)	(1,042)
Decrease (increase) in other assets	(282)	(160)
Increase (decrease) in accounts payable	35	393
Increase (decrease) in deferred revenue	564	887
Increase (decrease) in accrued expenses and other liabilities	(147)	(265)
Net cash provided by operating activities	4,019	4,731

Cash flows from investing activities
Purchase of fixed assets	(66)	(62)
Capitalized software	-	(215)
Purchase of acquired business, net of cash received (See note 4)	(17,963)	-
Net cash used in investing activities	(18,029)	(277)

Cash flows from financing activities
Payment for stock repurchase and retirement (see Note 7)	(5,000)	(453)
Proceeds from exercise of stock options, net of income taxes	91	307
Net cash used in financing activities	(4,909)	(146)

Net change in cash	(18,919)	4,308
Cash- beginning	23,852	19,556
Currency translation adjustment	(101)	(12)
Cash- ending	$4,832	$23,852

Supplemental disclosures:
Cash paid for income taxes	$954	$1,050
Non-cash activities:
Issuance of secured promissory note in acquisition of Newswire (see Note 4)	22,000	-
Shares issued in acquisition of Newswire (see Note 4)	3,892	-

SOURCE: Issuer Direct Corporation

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